Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184781 on Form S- 8 of our report dated June 10, 2020, appearing in this Annual Report on Form 11-K of Douglas Dynamics, L.L.C. 401(k) Plan for the year ended December 31, 2019.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 10, 2020

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